For Immediate Release
Contact: Donald E. Miller
Executive Vice President
703-478-5945

THE FAIRCHILD CORPORATION IS SADDENED BY THE LOSS OF A DIRECTOR

McLean, Virginia (September 29, 2005) — Harold J. Harris, long-time member of Fairchild’s Board of Directors, died on Wednesday, September 28, after a lengthy illness. He was 76.

Mr.  Harris, former President of Wm. H. Harris, Inc. and Director of Capital Properties Incorporated of Rhode Island, had served as a member of Fairchild’s Board since 1985.

“All of us are deeply saddened by this loss,” said Jeffrey Steiner, Chairman and CEO of Fairchild. “Harold will be sorely missed, both as a colleague whose experience and dedication contributed so much to this Company, and as a friend, whose unfailing graciousness and ready humor will always be remembered.”

About The Fairchild Corporation:

Fairchild’s business consists of three segments: sports and leisure, aerospace, and real estate operations. The Company is listed on the New York and Pacific stock exchanges with the symbol “FA.” Additional information is available on The Fairchild Corporation web site (www.fairchild.com).